COMMERCIAL LEASE


     THIS LEASE is made this 1st day of July, 1998, BY AND BETWEEN:

          Lotano Development, Inc.
          22 Hyers Street
          Toms River, NJ 08753
          (hereinafter referred to as "Landlord")

     AND

          Dialysis Services of NJ, Inc. - Toms River
          Suites 1-5
          1182 Fischer Boulevard
          Toms River, NJ 08753
          (hereinafter refereed to as "Tenant")

     IN CONSIDERATION of the mutual promises and covenants contained herein, the parties agree as follows:

     1.   Leased Premises:  Landlord hereby leases to Tenant the portion
          ---------------
of the building commonly known as Suites 1-5 consisting of approximately 6,070 square feet of rentable space, to be specifically determined and adjusted upon final plan acceptance, which acceptance will be deemed an amendment to this Lease (the "Space"), with specifications for the Space attached as Exhibit A, located at 1182 Fischer Boulevard, Toms River, New Jersey (the "Building") to be used for an outpatient medical and dialysis center and for related offices, as well as storage purposes ("Use"). Tenant shall not use or permit the use of the Space or any part thereof, or suffer or permit anything to be brought into or kept in the Space which would in any way:

          (A) Violate any law or requirement of public authority, and more specifically, any requirement of the Board of Health, municipal, county or state agencies;

          (B) Cause structural injury to the Building or any part thereof;

          (C) Interfere with the normal operation of the heating, air conditioning, ventilation, plumbing or other mechanical or electrical systems of the Building; or

          (D) Store hazardous materials except as may be required for the Use, but in no event shall such storage violate subparagraph 2(A). Tenant shall be solely responsible to obtain any permits, approvals and licenses to permit such storage.

     2.   Commencement of Term:
          --------------------

     (i) The term of the Lease shall be five (5) years, commencing on the Commencement Date defined below (the "Term"). In the event the Lease commences on a day other than the first day of the month, then the rent shall be paid pro rata for such fractional month. The Tenant shall have a period of 110 days from the date of signing of the within Lease during which time Tenant shall be responsible to obtain any and all approvals necessary for its possession and Use, and which shall be prior to Tenant's taking possession of the Space. Landlord has warranted the zoning for Tenant's Use (see Section 24(v)), and to the extent Tenant is required to obtain any variance for its Use, that additional time required to obtain such variance, for which Tenant will use its due diligence and best efforts, shall be added to and so extend the 110 day period, but any such extension not to exceed 30 days (collectively "Approval Period"). For a period of fifty (50) days immediately subse-quent to the Approval Period it is agreed that Tenant shall pay 50% of the Rent. Thereafter the Rent shall be due and payable in full whether or not Tenant has obtained its necessary approvals and licenses. The Term and the payment of the 50% Rent shall commence at the earlier of
(i) the business day immediately next succeeding the Approval Date; or
(ii) when the Lessee takes possession of the Space to operate for its Use (the "Commencement Date"). Notwithstanding anything to the contrary, prior to there being a Commencement Date, the service facilities and systems of the Building serving the Space shall be stubbed into the Space and in good operating condition and working order.

     (ii) Possession of the Space includes the exclusive use of the same, together with the use, concurrent with any other occupants of the Building and of the parking areas. Tenant, its agents, invitees, employees, servants, visitors and patients shall have the right of ingress and egress to and from the Space and Building. Landlord covenants that it will not at any time during the Term or any Renewal Period become a party or consent to any action, proceeding, lease within the Building or project which might in any manner compete or interfere with Tenant's business of providing dialysis services, Tenant's Use of the Space, or deprive Tenant, its agents, employees, servants, invitees and visitors or patients of ingress and egress to or from the Space and Building. Notwithstanding anything herein to the contrary, Landlord reserves its right to take whatever lawful action it deems necessary, including the filing of suit and/or defending against any civil or other actions in order to protect its interests as the Landlord and owner of the Building.

     (iii) It shall be Tenant's responsibility to determine and, if necessary, submit the appropriate applications for the Use of the Space to the appropriate governmental officials, agencies, commissions and boards having jurisdiction over the Use of the Space. Landlord will use its best efforts to assist Tenant in submitting and obtaining any such applications and approvals with no expense to the Landlord.

     (iv) For a period of four (4) months prior to the expiration of the Term or any Renewal Period, Landlord shall have the right to display on the exterior of the Space and the Building the customary "For Rent" sign, and during such period, Landlord may show the Space upon rea-sonable written notice to Tenant, but not in such fashion or frequency as to interfere with the Tenant's Use.

     3.   Rent:  Subject to adjustment based upon the final square
          ----
footage determination of the Space, Tenant agrees to pay as base rent to Landlord for the Use of the Space during the Term $9.50 per square foot or Fifty-Seven Thousand Six Hundred Sixty-Five and 00/100 ($57,665.00) Dollars per year for the first two years of the Term, $9.75 per square foot or Fifty-Nine Thousand One Hundred Eighty-Two and 50/100 ($59,182.50) Dollars for the third year of the Term, $10.00 per square foot or Sixty Thousand Seven Hundred ($60,700.00) Dollars for the fourth year of the Term, and $10.50 per square foot or Sixty-Three Thousand Seven Hundred Thirty-Five ($63,735.00) Dollars for the fifth year of the Term ("Rent"). The Rent is to be paid in equal monthly installments which shall be the annual aggregate Rent divided by 12; e.g., the first year of the Term the monthly installments will be Four Thousand Eight Hundred Five and 42/100 ($4,805.42) Dollars, payable monthly in advance on the due date, which is the first day of each calendar month during the Term. Tenant shall be permitted a grace period of ten (10) days for the purpose of processing its Rent checks and delivery of the same to Landlord.

     In the event the Rent due is not received by the Landlord on or before the tenth calendar day of the month, the Tenant shall pay a late charge of $100 plus $15 per day for each day past the tenth calendar day that the Rent continues in arrears. Any late charge shall be considered as Additional Rent and will be added to each payment for each month that it remains past due.

     Tenant shall pay to Landlord upon the execution of this Lease Four Thousand Eight Hundred Five and 42/100 ($4,805.42) Dollars, which Land-lord shall credit Tenant for the first month's Rent, to be adjusted if the square footage is adjusted as provided in this Lease, and if pro-rated due to the Commencement Date falling on a date later than the first day of the month, the balance to be applied to the second month's Rent (which pro rata portion shall be applicable to any Additional Rent).

     4.   Renewal Option:
          --------------

     This Lease shall be renewable for two consecutive periods of five
(5) years each under the terms and conditions of this Lease, which renewal (s) shall be automatic provided that:

          (i)    Tenant is not in default hereunder; and

          (ii) Tenant has not given notice of its intent to terminate the Lease and not enter into any renewal; provided that any such notice to terminate this Lease and not to renew shall be given at least ninety
(90) days prior to the expiration of the current Term or Renewal Period, as the case may be; and

          (iii) The rent for any Renewal Period will commence on the day of the month immediately following the expiration of the Term, which rent shall be prorated for any portion of a month, and will be for the first five year Renewal Period at a rental of $11.00 per square foot for the first two years, $11.25 per square foot for the third year and $11.50 per square foot for the fourth and fifth years, and for the second five year Renewal Period at $12.00 per square foot for the first year, $12.60 per square foot for the second and third years, and $13.25 per square foot for the fourth and fifth years.

     5.   End of Term:  The Tenant shall, at the expiration of the Term,
          -----------
surrender the Space in as good condition as the same shall have been at the time possession was delivered to the Tenant, except for ordinary wear and tear.

     6.   Additional Rent:
          ---------------

     The Tenant shall pay as additional rent above the Rent ("Additional
Rent")    % ("Tenant's Proportionate Share") for all common area
maintenance expenses attributable to the operations and maintenance of the Building. Landlord shall provide itemization to Tenant of the common area maintenance expenses, which include real estate taxes, snow and ice removal, garbage removal, common area maintenance and land-scaping. Tenant's Proportionate Share is determined by dividing the square footage of the Space (to be determined upon final plan acceptance as per Section 1) by the square footage of the Building. Any additions to the Building shall proportionately reduce Tenant's Proportionate Share. Landlord shall promptly notify Tenant of any such additions and the new computation of Tenant's Proportionate Share.

     The Tenant shall promptly pay when due, directly to the utility company, all bills for water, sewer, electricity, heat and air con-ditioning, and all other utilities that are furnished to the Space and which will be separately billed and metered. To the extent that any such utilities are not separately metered with respect to the Space, then Tenant shall pay Tenant's Proportionate Share of such utility.

     With respect to each fiscal year or portion thereof during the Term, or any Renewal Period, the Tenant shall pay to the Landlord, as Additional Rent any real estate taxes, levies and special assessments assessed by any governmental authority only with respect to the Space. Should any such assessment be provided upon the Building rather than directly for the Space, then Tenant shall pay Tenant's Proportionate Share. The payment of Additional Rent for such assessment shall be pro-rated should the Lease or any Renewal Period terminate before the end of any fiscal year. Tenant shall make such tax payments semi-annually or on a quarterly basis, as determined by the billing method used by the Township of Dover, or the County of Ocean, as the case may be, within thirty (30) days of written notice from Landlord that such taxes are payable by Landlord together with the written assessment and tax bill.

     7.   Repair and Care:  The Tenant shall take good care of the Space
          ---------------
and shall, at the Tenant's own cost and expense, make all repairs, including painting and decorating and shall maintain the Space, including plumbing and electric within the Space, in good condition and state of repair and at the end or other expiration of the Term or any Renewal Period, shall deliver up the Space in good order and con-dition, wear and tear from a reasonable use thereof and damage by the elements not resulting from neglect or the fault of the Tenant excepted. In case of the destruction of or any damage to the glass in the Space, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Space as speedily as possible, at Tenant's own cost and expenses, except if due to the negligence of Landlord or its agents, employees and representatives.

     Tenant shall maintain the HVAC relating solely to the Space subsequent to the one year warranty of the Landlord relating thereto which Landlord warranty commences immediately upon expiration of the Approval Period; provided Tenant's maintenance of the HVAC is con-tingent upon Tenant's obtaining, at Tenant's sole cost and expense, the balance of the warranty for the HVAC (parts and labor) including the compressor, and an extended warranty to the extent offered by the manufacturer; and provided further, the HVAC is in good working order and condition satisfactory in size and capacity to meet the basic heating and cooling standards of the Space and which HVAC must be commercial and 80% efficiency and 10-SEER meeting the 1993 New Jersey ASHRAE Code at the time of this Lease and at the end of the Landlord's one year warranty of the HVAC as provided herein.

     8.   Maintenance:  The Tenant shall be responsible to provide for
          -----------
regular maintenance in order to keep the Space, as well as any signage and/or fixtures installed in or on the Space or Building in good condition or repair.

     9.   Alterations and Improvements:  No alterations, additions or
          ----------------------------
improvements shall be made which are structural in nature, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antenna, heavy equipment, apparatus and fixtures shall be installed in or attached to the Space without the prior written consent of the Landlord, which shall not be unreasonably withheld, delayed or qualified, and consent will be deemed given within ten (10) days receipt of a written request from the Tenant. Unless otherwise provided herein, all such alterations, additions or improve-ments in systems, when made, installed or attached to the Space, other than the Tenant's trade fixtures and equipment, shall belong to and become the property of the Landlord and shall be surrendered with the Space as part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury. Fixtures and equipment that are standard and necessary for the operation of a dialysis facility and the construction and operation of a dialysis center and Tenant's
Use shall not be deemed in violation of this Section 9. Notwith-standing anything herein to the contrary, the Tenant shall be responsible, subject to Sections 7 and 8, to repair the Space and return it to its original condition as a result of damage done due to its removal of its trade fixtures and equipment upon the expiration or termination of the Term.

     10.  Signs:  Interior and exterior signs may be erected by Tenant on
          -----
or in front of the Space or the Building identifying the Tenant and its business, such signs to be reasonable in number, size and design.

     Any signs erected by the Tenant shall be in compliance with the applicable zoning codes and/or ordinances. Tenant shall be responsible to repair the Space and Building, as applicable, and return them to their original condition as a result of any damage done due to removal of any signs installed in or on the Space or Building.

     11.  Compliance with Laws:  Landlord represents that the Space and
          --------------------
Building meet all applicable laws, ordinances and regulations at the time of occupancy and were constructed in accordance with and comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies who have issued or issue policies of insurance covering the Space and Building for the prevention of fire or other casualty, damage or injury. The Tenant, in its Use and occupancy of the Space, shall promptly comply with all laws, ordinances, rules, regulations, require-ments and directives of the federal, state, county and municipal governments or public authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the Space and Tenant's Use and occupancy thereof. Tenant shall be responsible, both financially and otherwise, for the correction, prevention and abatement of nuisances, violations and other grievances in, upon or in connection with the Space solely by virtue of Tenant's Use during the Term or any Renewal Period, and additionally, Tenant shall promptly comply with all orders, regu-lations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or issue policies of insurance covering the Space and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

     12.  Liens and Encumbrances:  Tenant will not do any act which in
          ----------------------
any way encumbers the title of Landlord in and to the Space nor will the interest or estate of Landlord in the Space be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant. Any claim to, or lien upon, the Space arising from any act or omission of the Tenant will accrue only against the leasehold estate of Tenant and will be subject and subordinate to the paramount right and title of Landlord in and to the Space. Tenant will not suffer or permit any liens, including mechanic's liens or construction law liens, to stand against the Space, the Building or any part thereof, by reason of any work, labor, services or material done for or supplied or claimed to have been done for or supplied to the Tenant, or anyone holding the Space or any part thereof, through or under the Tenant. If any such lien is at any time filed against the Space or Building, Tenant will cause the same to be discharged of record with thirty (30) days after the date of the filing of same, by either payment deposit or bond.

     13.  Insurance:  (a) The Tenant, at Tenant's own cost and expense,
          ---------
shall obtain or provide and keep in full force during the Term, general public liability insurance, insuring Tenant and as an additional insured the Landlord, against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Space, for injuries to any person or persons, for limits not less than $1,000,000 for injuries to one person and $2,000,000 for injuries to more than one person, in any one accident or occurrence, and for the loss or damage to the property of any person or persons for not less than $50,000. A copy of the insurance policy obtained by the Tenant shall be forwarded to the Landlord. The Tenant also agrees to and shall save from, hold and keep harmless and indemnify the Landlord for any and all payments, expenses, costs, reasonable attorney fees and from any and all claims and liability for losses or damage to property or injury to persons occasioned totally or in part, by, or resulting from, any acts or omissions by the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the Use and occupancy by Tenant and/or the conduct of Tenant's business.

          (b) Landlord shall obtain and maintain combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Building and areas appurtenant thereto in an amount not less than $1,000,000 for injuries to one person and $2,000,000 for injuries to more than one person, in any one accident or occurrence, and for the loss or damage to the property of any person or persons for not less than $50,000. A copy of such insurance policy obtained by the Landlord shall be forwarded to the Tenant.

          Landlord also agrees to and shall save from, hold and keep harmless and indemnify the Tenant for any and all payments, expenses, costs, reasonable attorneys' fees from any and all claims and liability for losses or damage to property or injury to persons occasioned totally or in part, by or resulting from, any acts or omissions by the Landlord or the Landlord's agents, employees, guests, licensees, invitees, assigns or successors, or for any cause or reason whatsoever arising out of or by reason of the operation, maintenance or leasing of the Building and/or the conduct of Landlord's business.

     14.  Assignment or Sublet:  Tenant shall have the privilege of
          --------------------
assigning or subletting the Space to another who has the approximate capitalization or financial condition of Tenant at the time of execution of this Lease, after first obtaining written consent of Landlord, such consent to be reasonable and shall not be arbitrarily withheld, and any costs and expenses necessary to obtain such approval for any such assignment or subletting to be solely that of the Tenant. Notwith-standing any provisions hereof, Tenant may assign or sublet the Space or any portion thereof, without Landlord's consent, to (i) Tenant's medical director or similar physician; and (ii) any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such subletting or assign-ment shall terminate from that time on any and all liabilities of Tenant to pay rent or perform under the Lease. Consent to one assignment or subletting by Landlord shall not be deemed consent to any subsequent assignment or subletting.

     15.  Restriction of Use:  The Tenant shall not occupy or use the
          ------------------
Space or any part thereof nor permit or suffer the same to be occupied or used for any purposes other than as herein listed, nor for any purposes deemed unlawful, disreputable or extra hazardous on account of fire or other casualty.

     16.  Mortgage Priority:  This Lease shall not be a lien against the
          -----------------
Space in respect to any mortgages that may hereafter be placed upon said Space. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording, and Tenant agrees to execute any instrument without cost which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instrument shall entitle the Landlord to the option of canceling this Lease, and the term hereof is hereby expressly limited accordingly.
The Landlord will use its best efforts in the event the mortgage is placed on the Space other than those that are currently in existence in order and shall have a reasonable period of time to obtain a non-dis-turbance agreement or similar agreement which protects the rights of the Tenant. If Landlord is unable to so obtain such a non-disturbance agreement within a reasonable period of time the Tenant has the option to immediately terminate this Lease, without further obligations except for any sums due at such termination.

     17.  Condemnation:  If the land, Building and Space, or any portion
          ------------
thereof, shall be taken under Eminent Domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condem-nation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase or shall sell and convey the said Space or any part thereof to the government or other public authority agency, body or public utility, seeking to take said land, Building and Space or any portion thereof, then this Lease shall terminate, and the term hereof shall end as of such date on which possession of the Space is required to be surrendered. The Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as a result of such condemnation proceedings or paid as the purchase price for such sale or conveyance in lieu of formal condemnation proceedings. All rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instrument, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said land, Building and Space or any portion thereof.
The Tenant covenants and agrees to vacate the said Space, remove all of the Tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord on such date possession of the Space is required to be surrendered. Landlord shall provide Tenant with notice of such condemnation or other conveyance of the Space as provided in this
Section 17 no less than 120 days prior to Tenant having to surrender possession. Failure by the Tenant to comply with any provisions of this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach thereof. Tenant shall have the right, to the extent that the same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant.

     18.  Hazardous Waste:  Tenant shall not dump, flush or in any way
          ---------------
introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Space and Building. Tenant and Landlord shall not dispose of any hazardous or toxic substances or wastes in or on the Space or Building nor generate, store, use or dispose of any hazardous or toxic substances, except as may be permitted by applicable law, therein or thereon. To the best of Landlord's knowledge and belief, Landlord states that it has not generated any hazardous waste in or upon the Space or the Building, nor does it have knowledge that any other lessee of the property has done the same. Tenant shall indemnify, save and hold Landlord harmless from and against all costs, fees, expenses, including reasonable attorneys' fees, losses and damages resulting from or arising out of the genera-tion, storage, use or disposal of hazardous wastes by Tenant's Use and occupancy of the Space, including the transport or leaching of any hazardous wastes from the Space. Tenant shall not make any use of the Space which is improper, offensive or contrary to any law or ordinance or which will invalidate any of the Lessor's insurance. The provisions of this Section 18 shall survive the expiration or termination of this Lease for a period of two years from such expiration or termination.

     19.  Tax Increase:  If in any calendar year during the Term and of
          ------------
any Renewal Period the annual municipal taxes assessed against the land and improvements leased hereunder or of which the Space herein leased is a part, shall be greater than the municipal taxes assessed against the said lands and improvements for the calendar year 1998, which is hereby designated as the base year, then in addition to the Rent herein fixed, the Tenant agrees to pay Tenant's Proportionate Share of the amount by which said tax exceeds the annual tax for the base year, inclusive of any increase during any such calendar year. The said sum shall be considered as Additional Rent and be paid in as many equal installments as there are months remaining in the calendar year in which said taxes exceed the taxes for the base year, on the first day of each month in advance, during the remaining months of that year. If the Term hereof shall commence after the first day of January or shall terminate prior to the last day of December in any year, then such Additional Rent resulting from a tax increase shall be proportionately adjusted for the fraction of the calendar year involved.

     20.  Reimbursement of Landlord:  If the Tenant shall fail or refuse
          -------------------------
to comply with and perform any conditions and covenants of the within Lease ("Event of Default"), the Landlord may, after having given Tenant thirty (30) days written notice of the Event of Default and an oppor-tunity to cure, at the Landlord's option, carry out and perform such conditions and covenants, at the reasonable cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord, be Additional Rent due immediately there-after, but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this Lease.

     21.  Inspection and Repair:  Tenant agrees that the Landlord and
          ---------------------
Landlord's agents, employees or other representatives, shall have the right to enter into and upon the Space or any part thereof, at all reasonable hours, and upon notice to the Tenant, if possible, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. Landlord agrees not to interrupt the business of the Tenant, if reasonably possible, when performing such examinations, repairs or alterations to the Space. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs except as required in this Lease.

     22.  Remedies Upon Tenant's Default:  If there should occur an
          ------------------------------
Event of Default on the part of the Tenant in performance of any conditions and covenants herein contained, the Landlord, in addition to any other remedies herein contained or as may be permitted by law other than reimbursement as per Section 20 which will preclude repossession as provided in this Section 22, may re-enter the Space for Landlord's benefit, and as agent for the Tenant or otherwise, relet the Space and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs and the Landlord may have been put to in re-entering and repossessing the Space and in making such repairs and alterations as may be necessary, and second to the payment of such Rent due hereunder. The Tenant shall remain liable for such Rent as may be in arrears and also the Rent as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the Rent reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs, the same to be paid as such deficiencies arise and are ascertained each month.

     23.  Nonliability of Landlord:  Except for the negligence of the
          ------------------------
Landlord or its breach of any of its responsibilities and obligations under this Lease, the Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, down spouts or the like or of any elec-trical, gas, power conveyor, refrigerator, sprinkler, air conditioning or heat systems, or by reason of the elements, or resulting from the carelessness, negligence or improper conduct on the part of any other tenant or any of the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or attributable to any interference with, interruption of or failure, beyond the control of the Landlord of any services to be furnished or supplied by Landlord.

     24.  Operating Responsibilities of the Landlord:
          ------------------------------------------

     Landlord shall be responsible for the following during the Term and any Renewal Period:

          (i) To keep and maintain in good, clean, safe and sanitary order, condition and repair the roof, exterior walls, structure, foundation, floor slabs, paving and outside walks and other structural components of the Building, and surrounding grounds, and all common areas within and without the Building;

          (ii) To keep and maintain in good and sanitary order, condition and repair the main plumbing and electrical components leading into and the overall plumbing and electrical components of the Building, other than those installed by Tenant and within the Space, the latter to be the responsibility of the Tenant;

          (iii) Subject to Section 6, to keep and maintain in good and sanitary order, condition and repair, the parking area; and to mark the parking spaces for the Tenant's staff and, if applicable (see Section 33 below), for the Tenant's patients;

          (iv) Subject to Section 6, to handle in an expeditious manner the snow and ice removal from the Building, all parking areas, walk-ways leading up to the Building, provided it shall be Landlord's sole responsibility to remove snow and ice from the roof of the Building;

          (v) To use diligence in obtaining all necessary permits and licenses from any and all regulatory agencies for the continuous opera-tion of the Building, which will comply with all safety, health and other governmental codes and regulations. Landlord warrants to Tenant that the Building is located in an area which is zoned Highway/Business and may be used as a dialysis center for Tenant's Use as per the letter of Assistant Zoning Officer addressed to the Landlord dated May 29, 1998, attached as Exhibit B and made a part of this Lease, with the understanding that the Approval Period will be extended to the extent Tenant's Use requires a variance that exceeds the 110 day period as provided in Section 2(i) of this Lease, but any such extension not to exceed 30 days. Notwithstanding anything herein to the contrary but subject to Section 2(iii), the Landlord shall not be responsible for obtaining permits and/or licenses permitting the Tenant's Use;

          (vi) To allow the patients and staff of Tenant free and easy access through all exits and entrances of the Building;

          (vii) To keep and maintain separate metering for the utilities for the Space and insure no other party's utilities are connected or charged to Tenant's meters for the Space;

          (viii) Subject to Section 6, to provide and maintain sufficient landscaping around the Building in such a manner and capacity as to create a pleasing and attractive environment;

          (ix) To provide utilities and services, in particular sufficient water, electric and gas lines and telephone conduits to meet the needs of Tenant's Use; the Space shall have available 400 amp dedicated service "3 Phase"; Landlord shall provide no less than a 2" water line and sewer lines together with a natural gas line from the street to the Building;

          (x) To install and maintain adequate exterior lighting to the Building in compliance with all local zoning regulations and/or ordinances;

          (xi) To keep and maintain in good and sanitary order, condition and repair the air conditioning, heating, and ventilation ("HVAC Systems"), satisfactory in size and capacity to meet basic heating and cooling standards for a period of one year from the Approval Date as provided in Section 7 of this Lease, which HVAC Systems must be commercial and high efficiency meeting the 1993 New Jersey ASHRAE Code; and

          (xii)  To provide five (5) gas fixed heating systems (100,000
BTUs); five (5) central air conditioning units (3.5 tons each) to and for the Space; the Tenant shall be responsible for the proper distri-bution of the service in the Space.

     25.  Remedies of Tenant:  In the event of a default under the terms,
          ------------------
covenants or conditions of this Lease on the part of the Landlord which shall include but not be limited to unreasonably withholding consents, failure to maintain facilities for the introduction of water, gas, and electric into the Space, failure to maintain the Building and the Space as required herein, failure to use due care with respect to the persons and property of Tenant, failure of Landlord's warranties as to the good operating condition of the services to the Space, and otherwise interfering with, whether negligently or intentionally, the business of Tenant and its peaceable and quiet enjoyment of the Space for the Term or any Renewal Term, Tenant shall notify Landlord in writing of said default and Landlord shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Landlord shall not be deemed to be in default if it shall commence performance within said thirty (30) day period and diligently proceeds to so cure the default thereafter. If Landlord shall not cure or commence to cure the said default within the thirty (30) day period, Tenant has the option to either terminate this Lease and vacate the Space immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Tenant's option deduct reasonable costs and expenses for such cure from Rent or Additional Rent or any other amounts accrued hereunder due, or other-wise be immediately reimbursed by Landlord.

     In the event of emergent circumstances requiring repairs to the Space, the Tenant shall be responsible to make a diligent effort to notify the Landlord as to the emergent circumstances and the required repairs in order to give the Landlord the opportunity to arrange for such repairs itself. However, if the Tenant is unable to notify the Landlord of same within a reasonable time, in light of said emergent circumstances, the Tenant shall be entitled to make such repairs and deduct the cost thereof from the Rent and Additional Rent accruing for the month following the date of such repairs.

     26.  Nonwaiver:  The various rights, remedies, options and elec-
          ---------
tions of Landlord and Tenant expressed herein are cumulative and the failure of the Landlord or Tenant to enforce strict performance by the other of the other party's conditions and covenants of this Lease, or to exercise any election or option, or to restore or have recourse of any remedy herein conferred, or the acceptance by the Landlord of any installment of Rent after the breach by the Tenant of any one or more instances, shall not be construed or deemed to be a waiver or relin-quishment for the future by Landlord or Tenant, as the case may be, of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

     27.  Validity of Lease:  The terms, conditions, covenants and
          -----------------
provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unen-forceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

     28.  Notices:  All Rent payments, notices, requests, demands and
          -------
other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

     To Landlord:       Lotano Development, Inc.
                        22 Hyers Street
                        Toms River, NJ 08753
                        Attn: Gary Lotano, President

     Copy To:           Robert M. McKeon, Esq.
                        Novins, York & Pentony, P.A.
                        202 Main Street
                        Toms River, NJ 08753

     To Lessee:         Dialysis Services of NJ, Inc. - Toms River
                        Suites 1-5
                        1182 Fischer Boulevard
                        Toms River, NJ 08753
                        Attn: Bart Pelstring, President

     Copy To:           Lawrence E. Jaffe, Esq.
                        Heights Plaza - 5th Floor
                        777 Terrace Avenue
                        Hasbrouck Heights, NJ 07604

     Any party may change its address for purposes of this Section 28 by giving the other parties written notice of the new address in the manner set forth above.

     29.  Title and Quiet Enjoyment:  So long as Tenant pays the Rent
          -------------------------
provided herein for the premises and observes and performs all of the covenants, conditions and provisions required of it herein, Tenant shall and may peacefully and quietly have, hold and enjoy the Space free from disturbances by Landlord, Landlord's successors, assigns or subleases for the entire Term hereof and any Renewal Periods, subject to all provisions of this Lease. Tenant hereby subordinates Tenant's interest in the Space under this Lease to any mortgage or deed of trust now or hereafter created by Landlord upon the Space. Tenant shall, at any time upon request of Landlord, execute for recording, an agreement, of which a copy shall be delivered to Tenant, further evidencing this subordina-tion herein made.

     30.  Entire Contract:  This Lease contains the entire contract
          ---------------
between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof shall be binding unless reduced to writing and signed by the Landlord and Tenant.

     31.  Security:  Tenant has this date deposited with the Landlord
          --------
the refundable sum of Nine Thousand Six Hundred Ten and 84/100 ($9,610.84) Dollars as security for the payment of Rent hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returnable to the Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that Tenant has fully and faithfully performed all such covenants and conditions, no Event of Default then exists, and Tenant is not in arrears in Rent. During the Term Landlord may, if Landlord so elects, have recourse to such security to make good in accordance with the terms of this Lease any Event of Default by the Tenant in which event Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to the Space, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right to taking or re-entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion of title to said Space, in which case the assignee shall become liable for repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return said security. This provision shall be applicable to every alienation or change in title. Tenant shall not mortgage, encumber or assign said security without the written consent of Landlord.

     32.  Appearance:  It is understood and agreed that the Tenant shall
          ----------
store all trash and garbage within the Space or in such a place as may be designated by the Landlord, provided Tenant has the right to place dumpsters adjacent to the Building in which the Space is located for Tenant's exclusive use, and shall arrange for the regular pickup of all trash and garbage. The Tenant shall not burn any trash of any kind in or about the Building nor shall the Tenant permit rubbish, refuse or garbage to accumulate or exist about the Space.

     33.  Parking Areas:  Landlord is to ensure adequate and free
          -------------
parking adjacent to the Space, including a reserved space and ramp for delivery of supplies, for Tenant's staff and patients, and to the extent and at such time parking becomes inadequate for the Building, then Landlord will ensure a minimum of thirty (30) assigned and clearly marked parking spaces for the sole use of Tenant's patients, of which five (5) parking spaces will be designated and so marked for the handi-capped and placed at the front entrance of the Building closest to the Space, and to allow Tenant's patients and staff to use additional parking facilities as may be available.

     34.  Business Operations:  Tenant shall Use the Space in accordance
          -------------------
with the purpose stated in this Lease. The Tenant shall undertake its business diligently and energetically and shall keep the Space open and available for business during all usual business hours. It is intended that the usual business hours shall be from 6:00 a.m. to 6:00 p.m., Monday through Saturday, and occasionally on Sunday. These hours are basic guidelines and may be modified by the parties.

     35.  Closure:  In the event the Tenant fails to operate the business
          -------
for a period of fourteen (14) consecutive business days and at the same time fails to pay the Rent on said Space, said act shall be deemed an abandonment by the Tenant. Upon such abandonment, the execution of this Lease shall allow the Landlord to immediately take possession of the Space without further act. Any and all materials left in the Space may be removed by the Landlord and either stored, sold or disposed of in any reasonable fashion.

     36.  Bankruptcy:  In the event that the Tenant files bankruptcy,
          ----------
the Tenant agrees to vacate the space within thirty (30) days.

     37.  Property Ownership:  The Landlord covenants and represents that
          ------------------
the Landlord is the owner of the Space and has the right and authority to enter into, execute and deliver this Lease, and does further covenant that the Tenant, on paying the Rent and performing the conditions and covenants contained herein, shall and may peaceably and quietly have, hold and enjoy the Space for the Term and any Renewal Period. Landlord further represents and agrees that it will only rent space in the Building to professional-type entities and not to their opposites, such as but not limited to billiard parlors, arcades, fast food purveyors, discount job lots, etc.

     38.  Fire or Casualty:  In the event that the Building or the
          ----------------
Space shall be totally or substantially damaged by fire or other casualty or happening, to the extent that the business of the Tenant cannot reasonably be conducted therein and if such damage cannot be or is not repaired, restored, or rebuilt by the Landlord, as the case may be, to substantially the same condition as it was immediately prior to such damage or destruction within three (3) months after such damage, then either the Landlord or Tenant shall have the option of terminating this Lease by written notice delivered to the other party not later than thirty (30) days following such failure to rebuild; in either event Tenant shall immediately vacate and surrender possession of the Space to Landlord. If neither Tenant nor Landlord elects to terminate this Lease, or if the Building or the Space is not damaged to the extent that the damage unreasonably interferes with Tenant's Use, Landlord shall proceed with said repairs with all reasonable diligence, but in no event shall the repairs exceed ninety (90) days. The rent payable hereunder shall entirely abate in case the Space or the Building is substantially destroyed or so damaged as to render the Space untenant-able or not useable or convenient or in a condition for patients of Tenant noting the Use of the Space, or abate proportionately according to the extent of the injury or damage sustained by the Building or the Space, if such is not substantially destroyed or is rendered partially untenantable, until the Building and the Space shall have been restored, repaired, or rebuilt and put in proper condition for the Use and occupancy of Tenant. Landlord agrees to institute such repairs immediately after such damage and to complete the same with due diligence and within a reasonable time as provided in this Lease.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their corporate officers and their proper corporate seals to be hereto affixed, the day and year first above written.


                                     Landlord: LOTANO DEVELOPMENT, INC.

                                        /s/ Gary Lotano

Date: July 1, 1998                   By:-------------------------------
                                        GARY LOTANO, President


                                     Tenant: DIALYSIS SERVICES OF NJ,
                                       INC. - TOMS RIVER

                                        /s/ Bart Pelstring

Date: July 1, 1998                   By:-------------------------------
                                        BART PELSTRING, President

                                 EXHIBIT A

                           SPACE SPECIFICATIONS



                         [Bart Pelstring to provide]

                                 EXHIBIT B

                            TOWNSHIP OF DOVER

                             County of Ocean

                      Toms River, New Jersey 08753

Reply to:                                      Telephone: (732) 341-1000
                                              Fax Number: (732) 341-3586
Planning Board
33 Washington Street
Toms River, N.J. 08753

                                                            May 29, 1998


Lotano Development, Inc.
Hyers Street
Toms River, N.J. 08753

Attn: Gary Lotano

Re:   Administrative Approval Request-Proposed Tenant-Block 420-6,
      Lots 2 & 3
      Major Site Plan-LPC Construction Company

Dear Mr. Lotano:

Pursuant to the recommendation made by the members of the Planning Board present at the Conference Workshop Meeting of May 27, 1998, this office hereby issues a zoning permit to establish a dialysis therapy use within the building now under construction on the referenced site.

The Planning Board is satisfied that you have furnished sufficient data pursuant to Section 101-8.20 P. that supports your contention that adequate parking will be available on the site for the proposed use.
It is expected that the dialysis therapy use will occupy 78% of the building. In the event the dialysis therapy use does not opt to rent tenant space on the property, physical therapy use of a similar intensity will be allowed within the building.

If you should have any questions, please so advise.

Very truly yours,

/s/ Bernard M. Mackle

BERNARD M. MACKLE
ASST. ZONING OFFICER/PLANNER

5pb4.doc
BMM/cf
cc:  Lawrence P. Cagliostro, Twp. Engineer
     Robert Shea, Esq.
     Planning Board Members